MGP INGREDIENTS, INC. 1300 Main Street, P.O. Box 130 • Atchison, Kansas 66002-0130 913.367.1480 • 800.255.0302 • Fax 913.367.0192 www.mgpingredients.com • Symbol/Market MGPI/NASDAQ	NEWS RELEASE

CONTACT:  Steve Pickman at 913-367-1480

FOR IMMEDIATE RELEASE:  MGP INGREDIENTS BOARD DECLARES DIVIDEND

           ATCHISON, Kan., August 27, 2003—The Board of Directors of MGP Ingredients, Inc. (MGPI/Nasdaq) has declared a dividend of 15 cents per share on the company’s common stock. The dividend is payable on November 6, 2003 to stockholders of record as of October 10, 2003.

           “The board’s decision to pay this dividend is based primarily on the company’s progress in the specialty ingredients area, which experienced a 12 percent increase in sales in fiscal 2003 compared to the prior fiscal year,” said Cloud L. “Bud” Cray, board chairman. “The company continues to gain momentum in the specialty ingredients area, which is the focus of our growth strategies,” he added.

           In business since 1941, MGP Ingredients is a recognized pioneer in the development and production of natural grain-based products, including specialty and commodity wheat proteins and starches, and food grade and fuel grade alcohol. The company operates facilities in Atchison and Kansas City, Kan., and Pekin, Ill.

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